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Exhibit 99

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 Fax: 949.250.2525 www.edwards.com
NEWS RELEASE
	Investor Contact:	David K. Erickson, 949-250-6826
	Media Contact:	Barry R. Liden, 949-250-5070

For Immediate Release

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS
DRIVEN BY DOUBLE DIGIT CARDIAC SURGERY SALES GROWTH

    •    Management Reaffirms 2003 Outlook
    •    $11.8 Million Charge Recorded for Previously Announced Acquisition
    •    Investments in Growth Initiatives Continue

IRVINE, Calif., April 22, 2003—Edwards Lifesciences Corporation (NYSE: EW), a global leader in products and technologies to treat advanced cardiovascular disease, today reported net sales of $212.5 million for the quarter ended March 31, 2003, an increase of 31.0 percent compared to the same quarter of last year. Sales increased 8.5 percent excluding the favorable impact of the October 2002 acquisition of the Japan cardiovascular business (the "Japan Consolidation") and foreign exchange (FX) (see footnote 1).

        "We're pleased to report an outstanding first quarter, which reflects solid company-wide performance," said Michael A. Mussallem, Edwards Lifesciences' chairman and CEO. "We experienced robust sales growth in our key product lines, as well as continued gross profit margin improvement."

        Net income was $14.5 million for the first quarter, or $0.24 per diluted share, compared to $20.8 million, or $0.34 per diluted share for the same period in 2002. Excluding an $11.8 million pre-tax charge related to a previously announced acquisition, net income grew 20.7 percent to $25.1 million, or $0.41 per diluted share (see footnote 1).

(1)
This press release contains results that are not prepared in conformity with Generally Accepted Accounting Principles (GAAP). These non-GAAP results reflect the impact of the Japan Consolidation, FX and/or the in-process R&D charge. Management has determined that inclusion of these non-GAAP results provides a more meaningful comparison of the Company's operating results for the periods presented and of ongoing operations. See attached schedules for a reconciliation of the difference between the GAAP and non-GAAP results.

Sales Results (All Sales Growth Rates Below Reflect Underlying Performance—see footnote 1)

        For the first quarter, the Company reported Cardiac Surgery sales of $107.4 million, a 14.2 percent increase compared to the same quarter last year. "Cardiac Surgery's double-digit growth is being driven by the ongoing worldwide shift to our superior PERIMOUNT pericardial tissue valves and valve repair products due to the significant quality of life advantages they offer patients," said Mussallem. "Several heart valve therapy products launched in 2002, including the PERIMOUNT Magna valve, the MC3 Tricuspid Repair System and the S.A.V. valve, also contributed to this quarter's growth."

        Critical Care sales were $66.4 million for the quarter, a 7.4 percent increase compared to the same period in 2002. This increase was primarily due to physicians' continuing conversion to more advanced technology catheter products, as well as significant growth in Japan and emerging markets.

        Vascular sales were $13.8 million for the first quarter 2003, a 4.2 percent increase from the year ago period, and benefited from growing Lifepath AAA endovascular graft sales. "Our differentiated Lifepath product is gaining acceptance in Europe and we continue to be optimistic about its global potential," said Mussallem. "We are also making progress with our peripheral stent initiative and are eager to enter this large and growing market with the anticipated introduction of our LifeStent product line in mid-2003."

        First quarter Perfusion sales of $13.7 million declined 6.6 percent from the same quarter of 2002 primarily due to the planned reduction in sales of low-margin distributed perfusion products. Sales of Other Distributed Products were $11.2 million in the quarter and declined 5.4 percent due to a strong year ago quarter in Japan.

        Domestic and international sales were $97.0 million and $115.5 million for the quarter, respectively.

Additional Operating Results

        For the quarter, Edwards' gross profit margin was 58.1 percent versus 57.4 percent recorded for the first quarter of last year. The improvement in gross margin over the year ago period resulted primarily from increased sales of higher margin Cardiac Surgery products, partially offset by the impact of FX.

        Selling, general and administrative (SG&A) expenses were $71.4 million for the quarter, or 33.6 percent of sales. SG&A was higher than the year ago quarter primarily due to the Japan Consolidation and the impact of FX. Research and development (R&D) investments of $19.0 million increased 23.4 percent compared to the prior year quarter. "R&D is central to our transformation and we remain committed to continuing Edwards' growth through disciplined investments in growth initiatives," Mussallem stated.

        In the quarter, the Company recorded an $11.8 million pretax charge for in-process R&D expenses associated with the previously announced $20.0 million acquisition of intellectual property and other assets related to Jomed's endovascular mitral valve repair program. "Endovascular mitral valve repair promises to be one of the most important breakthroughs in heart valve therapy," said Mussallem. "The addition of this innovative program to our existing endovascular repair initiative expands our ability to develop solutions for the interventional treatment of heart valve disease."

        Other Income was $3.6 million in the quarter due primarily to a one-time favorable FX impact related to the acquisition of the Japan cardiovascular business.

        At March 31, the Company's total debt was $276.9 million and the debt to total capital ratio was 33.8 percent.

        During the quarter, the Company repurchased approximately 314,000 shares of common stock under its stock repurchase plan. To date, the Company has repurchased approximately 1.6 million shares of common stock of the 2 million total shares authorized under the plan.

2003 Outlook

        "Our strong first quarter results give us confidence in our outlook for 2003," concluded Mussallem. "We remain committed to our previously stated 2003 financial goals of growing underlying sales 7 to 9 percent, increasing R&D investments at or above the sales growth rate, growing net income 14 to 16 percent and generating free cash flow of $85 to $90 million. Additionally, we are comfortable with the analysts' consensus estimates for the remainder of 2003."

About Edwards Lifesciences

        Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world, and the global leader in acute hemodynamic monitoring. Headquartered in Irvine, Calif., Edwards focuses on four main cardiovascular disease states: heart valve disease, coronary artery disease, peripheral vascular disease and congestive heart failure. The company's global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Swan-Ganz, Lifepath AAA and Fogarty. Additional company information can be found at www.edwards.com.

Conference Call, Web Cast and Supplemental Financial Information

        Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. EDT to discuss the results of the first quarter. To participate in the conference call, dial 800-328-1391 or 706-645-9218. Additionally, the call can be accessed via live Web cast on the "Investor Information" section of the Edwards' Web site at http://www.edwards.com or http://www.edwards.com/AboutUs/InvestorInformation/Events/ConferenceCalls.aspx. A telephonic replay can be accessed for 72 hours by dialing 800-642-1687 or 706-645-9291 and using passcode 9765263. The call will also be archived on the Web site listed above.

This news release includes forward-looking statements that involve risks and uncertainties including those related to product line sales, including tissue heart valve sales growth; gross profit margin expansion; the worldwide shift to pericardial tissue valve and valve repair products; the success of the Lifepath AAA product in Europe and its potential in the U.S.; the introduction of the LifeStent product line; the ability to generate growth through product development and/or acquisition; the potential market for endovascular valve repair; sales growth, R&D investment, net income, earnings per share and free cash flow goals for 2003; the ability to generate and maintain sufficient cash resources to increase investment in growth opportunities, repay debt or repurchase shares; the contribution of new product launches; the impact of foreign exchange; and more generally, timing or results of pending or future clinical trials, actions by the U.S. Food and Drug Administration and other regulatory agencies, technological advances in the medical field, product demand and market acceptance, the effect of changing economic conditions, and other risks detailed in the company's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.

Edwards Lifesciences, Edwards, Carpentier-Edwards S.A.V., Edwards MC3 and PERIMOUNT Magna are trademarks of Edwards Lifesciences Corporation. Carpentier-Edwards, Cosgrove-Edwards, Fogarty, PERIMOUNT, Lifepath AAA and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office. LifeStent is a trademark of Edwards Lifesciences AG.

Edwards Lifesciences Corporation
Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
(in millions, except per share data)
	2003	2002
Net sales	$212.5	$162.3
Cost of goods sold	89.1	69.1

Gross profit	123.4	93.2
Selling, general and administrative expenses	71.4	50.7
Research and development expenses	19.0	15.4
Purchased in-process research and development expenses	11.8	0.0
Other operating income	0.0	(3.8)

Operating income	21.2	30.9
Interest expense, net	2.7	2.8
Other income, net	(3.6)	0.0

Income before provision for income taxes	22.1	28.1
Provision for income taxes	7.6	7.3

Net income	$14.5	$20.8

Weighted average common shares outstanding used to calculate basic earnings per share	58.8	59.3
Basic earnings per share	$0.25	$0.35

Weighted average common shares outstanding used to calculate diluted earnings per share	60.9	61.8
Diluted earnings per share	$0.24	$0.34

Operating Statistics
As a percent of net sales:
Gross profit	58.1%	57.4%
Selling, general and administrative expenses	33.6%	31.2%
Research and development expenses	8.9%	9.5%
Operating income	10.0%	19.0%
Income before provision for income taxes	10.4%	17.3%
Net income	6.8%	12.8%
Effective tax rate	34.4%	26.0%

Edwards Lifesciences Corporation
Unaudited Balance Sheets

	March 31, 2003	December 31, 2002
ASSETS
Current assets
Cash and cash equivalents	$29.8	$34.2
Accounts and other receivables	124.9	108.4
Inventories	116.3	111.8
Short-term deferred income taxes	29.2	27.6
Other current assets	50.9	44.4

Total current assets	351.1	326.4
Property, plant and equipment	205.1	209.4
Goodwill	333.8	333.8
Other intangible assets	69.5	61.9
Investments in unconsolidated affiliates	23.2	23.5
Other assets	53.2	53.2

	$1,035.9	$1,008.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$189.6	$197.9

Long term debt	276.9	245.5

Other liabilities	26.4	25.4

Stockholders' equity
Common stock	60.4	60.2
Additional contributed capital	416.0	412.0
Retained earnings	157.9	143.4
Accumulated other comprehensive income	(51.6)	(44.7)
Common stock in treasury, at cost	(39.7)	(31.5)

Total stockholders' equity	543.0	539.4

	$1,035.9	$1,008.2

        The following tables reconcile GAAP results to the results stated in this press release that are not prepared in conformity with GAAP. These non-GAAP results reflect the impact of the Japan Consolidation, FX and/or the in-process R&D charge. Management has determined that inclusion of these non-GAAP results provides a more meaningful comparison of the Company's operating results for the periods presented and of ongoing operations.

Edwards Lifesciences Corporation
1Q 2003 Unaudited Reconciliation of Consolidated Statement of Operations

		Non-Recurring Item
(in millions, except per share data)	GAAP 1Q 2003	Jomed Charge	Non-GAAP 1Q 2003
Net sales	$212.5		$212.5
Cost of goods sold	89.1		89.1

Gross profit	123.4		123.4
Selling, general and administrative expenses	71.4		71.4
Research and development expenses	19.0		19.0
Purchased in-process research and development expenses	11.8	$(11.8)	0.0

Operating income	21.2	11.8	33.0
Interest expense, net	2.7		2.7
Other income, net	(3.6)		(3.6)

Income before provision for income taxes	22.1	11.8	33.9
Provision for income taxes	7.6	1.2	8.8

Net income	$14.5	$10.6	$25.1

Weighted average common shares outstanding used to calculate basic earnings per share	58.8		58.8
Basic earnings per share	$0.25	$0.18	$0.43

Weighted average common shares outstanding used to calculate diluted earnings per share	60.9		60.9
Diluted earnings per share	$0.24	$0.17	$0.41

Operating Statistics
As a percent of net sales:
Gross profit	58.1%		58.1%
Selling, general and administrative expenses	33.6%		33.6%
Research and development expenses	8.9%		8.9%
Operating income	10.0%		15.5%
Income before provision for income taxes	10.4%		16.0%
Net income	6.8%		11.8%
Effective tax rate	34.4%		26.0%

Edwards Lifesciences Corporation
1Q 2002 Unaudited Reconciliation of Consolidated Statement of Operations

		Pro Forma Adjustments
(in millions, except per share data)	GAAP 1Q 2002	Japan on a Consolidated Basis	Non-GAAP 1Q 2002
Net sales	$162.3	$22.7	$185.0
Cost of goods sold	69.1	8.5	77.6

Gross profit	93.2	14.2	107.4
Selling, general and administrative expenses	50.7	9.9	60.6
Research and development expenses	15.4	0.7	16.1
Other operating income	(3.8)	3.8	0.0

Operating income	30.9	(0.2)	30.7
Interest expense, net	2.8	0.3	3.1
Other income, net	0.0	(0.3)	(0.3)

Income before provision for income taxes	28.1	(0.1)	28.0
Provision for income taxes	7.3	0.0	7.3

Net income	$20.8	$(0.1)	$20.7

Weighted average common shares outstanding used to calculate basic earnings per share	59.3		59.3
Basic earnings per share	$0.35	$0.00	$0.35

Weighted average common shares outstanding used to calculate diluted earnings per share	61.8		61.8
Diluted earnings per share	$0.34	$0.00	$0.34

Operating Statistics
As a percent of net sales:
Gross profit	57.4%		58.0%
Selling, general and administrative expenses	31.2%		32.7%
Research and development expenses	9.5%		8.7%
Operating income	19.0%		16.6%
Income before provision for income taxes	17.3%		15.1%
Net income	12.8%		11.2%
Effective tax rate	26.0%		26.0%

Edwards Lifesciences Corporation
Unaudited Reconciliation of Sales by Product Line and Region
(in millions)

				Growth Rate Adjustments
Sales by Product Line	1Q 2002	1Q 2003	GAAP Growth Rate	Japan Consolidation	Foreign Exchange	Underlying Growth Rate
Cardiac Surgery	$87.7	$107.4	22.4%	2.9%	5.3%	14.2%
Critical Care	52.6	66.4	26.2%	11.6%	7.3%	7.4%
Vascular	11.8	13.8	17.2%	6.1%	6.9%	4.2%
Perfusion	9.5	13.7	44.4%	46.9%	4.1%	(6.6)%
Other Distributed Products	0.7	11.2	NM	NM	9.7%	(5.4)%

Total Sales	$162.3	$212.5	31.0%	16.1%	6.4%	8.5%

Sales by Region	1Q 2003
United States	$97.0

Europe	47.2
Japan	49.1
Rest of World	19.2

International	115.5

Total	$212.5

Note:    Percentages are based on actuals before rounding.

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Edwards Lifesciences Corporation Unaudited Consolidated Statements of Operations
Edwards Lifesciences Corporation Unaudited Balance Sheets
Edwards Lifesciences Corporation 1Q 2003 Unaudited Reconciliation of Consolidated Statement of Operations
Edwards Lifesciences Corporation 1Q 2002 Unaudited Reconciliation of Consolidated Statement of Operations
Edwards Lifesciences Corporation Unaudited Reconciliation of Sales by Product Line and Region (in millions)